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                                                                 EXHIBIT 23.2(1)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 15, 2001 included in Lodgian Inc.'s Form 10-K for the year ended December 31, 2000, and our report dated August 13, 2001 included in Lodgian, Inc.'s Form 11-K for the year ended December 31, 2000, and to all references to our Firm included in this Registration Statement.



/s/ Arthur Andersen, LLP


Atlanta, Georgia
August 24, 2001